Exhibit 99.1

SPECIAL GENERAL MEETING OF SHAREHOLDERS OF

PXRE GROUP LTD.

July 25, 2007

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

â Please detach along perforated line and mail in the envelope provided. â

■  00030030333033031000  3                   072507

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS, 1, 2, 3, 4, 5, 6, 7 AND 8.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
		1.	To approve the issuance of common shares of PXRE Group Ltd. (“PXRE”), pursuant to the Agreement and Plan of Merger, dated as of March 14, 2007 and amended and restated as of June 8, 2007, by and among PXRE, PXMS Inc., a direct wholly owned subsidiary of PXRE, and Argonaut Group, Inc. (“Argonaut”).	☐	☐	☐
		2.	To approve the reverse split of the common shares of PXRE at a ratio of one share of PXRE for each ten shares of PXRE held or entitled to be received in the merger with Argonaut.	☐	☐	☐
		3.	To approve the change of name of “PXRE Group Ltd.” to “Argo Group International Holdings, Ltd.”	☐	☐	☐
		4.	To approve an increase in PXRE’s authorized share capital from $380 million to $530 million.	☐	☐	☐
		5.	To approve the increase of the maximum number of directors of PXRE from 11 directors to 13 directors (if the affirmative vote of 66 2/3% of the voting power of the outstanding shares is obtained) or to 12 directors.	☐	☐	☐
		6.	To approve the amendment and restatement of PXRE’s memorandum of association.	☐	☐	☐
		7.	To approve the amendment and restatement of PXRE’s bye-laws (some of which amendments require the affirmative vote of 66 2/3% of the voting power of the outstanding shares).	☐	☐	☐
		8.	To approve adjournments of the PXRE special general meeting to a later date, if necessary, to solicit additional proxies.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special general meeting or any reconvened meeting following an adjournment of the special general meeting.
			I plan to attend the Special Meeting.	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY CARD.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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PXRE GROUP LTD.
SPECIAL GENERAL MEETING OF SHAREHOLDERS
JULY 25, 2007
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jeffrey L. Radke and Robert P. Myron, and each of them, with full power of substitution, the proxies of the undersigned to vote all of the Common Shares, Convertible Common Shares and/or Convertible Preferred Shares of PXRE Group Ltd., which the undersigned is entitled to vote at the Special General Meeting of Shareholders of PXRE Group Ltd. to be held at the Company’s headquarter, PXRE House, 110 Pitts Bay Road, Pembroke HM 08, Bermuda, on July 25, 2007, commencing at 10:30 a.m., local time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present.

UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side)

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